[Exhibit 10.8]

                         CONSULTING AGREEMENT

This Consulting Agreement ("Agreement"), dated as of July 28, 2004 (the "Effective Date"), is by and between Peer Review Mediation and Arbitration, Inc., a Florida corporation (the "Company"), and UniPro Financial Services, Inc., a Florida corporation (the "Consultant").

WHEREAS, the Company desires to enter into a non-exclusive relationship with Consultant pursuant to which Consultant will provide a variety of strategic business consulting services to the Company; and Consultant is willing to provide such services to the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.  Services to be Provided.
    -----------------------

1.1  Services.  During the term of this Agreement, Consultant will
     --------
provide various strategic business and related consulting services to the Company. The consulting services will include but not be limited to advising senior management of the Company on business development strategies, commercialization and application of the Company's technologies, strategic financial matters relating to the Company's financing activities, and strategic business alliances. At all times during the term of this Agreement, Consultant's personnel (one or more of UniPro's officers, advisors, employees and or sub-contractors) will be reasonably available (in person, by telephone or by e-mail) to senior management for such consulting services.

1.2  Consultant's Other Business Activities.  The Company acknowledges
     --------------------------------------
that Consultant's duties to the Company hereunder do not constitute the sole business activity of Consultant. Subject to Consultant's confidentiality and non-disclosure obligations set forth in Section 4 hereof, nothing in this Agreement or in the scope of the obligations of Consultant pursuant hereto shall be deemed or construed to limit or restrict in any way the right of Consultant to engage in providing its various services to any other business entity. Without the express written consent of the Company the Consultant shall not perform the same services for any other public entity that is engaged in competition with the active business of the Company, whether directly or indirectly.

1.3  Effect of Consultant's Temporary NonPerformance.  Consultant
     -----------------------------------------------
shall not be liable for loss or damage resulting from any delay or temporary non-performance; nor shall it be held in breach hereof in the event that Consultant's personnel are temporarily unable to provide consulting services hereunder by reasons beyond the direct and reasonable control of the Consultant.

2.  Compensation and Expense Reimbursement.
    --------------------------------------

2.1 Cash. The Company shall render payment in the sum of $1,000 on
    ----
signing this Agreement; and a like payment on the 5th day of September, 2004 and the 5th day of each month thereafter for the duration of this Agreement. In the event that Consultant is requested to assist the Company's professional advisors in the preparation of any original documentation for submission to the Securities and Exchange
Commission, an additional cash fee of $20,000 shall be due and payable no later than 30 days from the effective date of any such filings.

2.2  Stock. Upon the execution of this Agreement, the Company shall
     -----
issue and deliver to Consultant, within ten (10) days, a certificate representing 10,000 restricted shares ("Restricted Shares") of the Company's common stock. The auditor for UniPro shall establish the value of the restricted shares for the purpose of this transaction.

2.3  Warrant.  In consideration of the execution and delivery of this
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Agreement by Consultant, upon execution hereof the Company will issue and deliver to Consultant a Common Stock Purchase Warrant granting Consultant the right during a three year period, to purchase up to 25,000 shares of the Company's common stock (the "Warrant Shares") at an exercise price of $6.00 per share (the "Warrant").


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2.4 Registration Rights.  The Company hereby agrees to include the
    -------------------
stated shares in the first registration statement it hereafter files with the Securities and Exchange Commission, if any. In the event that the Company's initial registration is underwritten by a third party "investment bank", the inclusion of the aforesaid shares shall require the consent of the investment bank. If such consent is not forthcoming, the Company undertakes to "piggyback" the Restricted Shares and the Warrant Shares in the first applicable registration (other than registrations on Form S-8) that it undertakes subsequent to its initial underwritten registration.

2.5  Reimbursable Expenses.  The Company shall reimburse Consultant in
     ---------------------
accordance with the Company's travel expense policy for reasonable travel and entertainment expenses incurred in the event that Consultant is required to meet in person with the Company's executives at the Company's offices. Such expenses shall include but not limited to reimbursement for first-class airfare, hotel, meals, vehicle rental and such other non-travel and entertainment expenses as may be approved in advance by the Company ("Reimbursable Expenses").
2.6 Subsidiaries. In the event that the Consultant renders services to one or more of the Company's subsidiaries which involves a "spin-off" of shares of that subsidiary, prior to such action, the Consultant and the said subsidiary shall enter into an agreement containing provisions similar in effect to those herein, including compensation.

3.  Term and Termination.
    --------------------

3.1  Term.  This Agreement shall commence immediately upon its
     ----
execution, (the "Effective Date") and shall remain in effect until the close of business on the third anniversary of said Effective Date, unless extended pursuant to Section 3.2 or terminated pursuant to
Section 3.3.

3.2 Renewal.  This Agreement will not be subject to any implied or
    -------
automatic renewals, and any relationship between the parties after the term hereof will be the subject of a new agreement. The parties may extend the term or any subsequent term of this Agreement by executing a separate written agreement of extension.

3.3 Termination.
    -----------
(a) The Company may terminate this Agreement for cause upon thirty days written notice to Consultant.

(b) This Agreement shall terminate in the event Consultant ceases business operations, for any reason.

(c) Upon termination of this Agreement by the Company pursuant to
Section 3.3(a) or by Consultant pursuant to Section 3.3(b), Consultant shall have no further obligation to provide consulting services to the Company and, except as otherwise provided for in Section 12 hereof, shall have no liability to the Company with respect thereto.

4.  Confidential Information.
    ------------------------

In the course of providing services to the Company under this Agreement, Consultant will be exposed to the Company's confidential and proprietary information. Consultant's use of all such Confidential Information (as defined below) of the Company shall be in accordance with this Section 4.

4.1  Definition of Confidential Information.  "Confidential
     --------------------------------------
Information" shall mean any trade secret of the Company or other information relating to the Company, its business or operations (including, but not limited to, any and all pricing, customer, business, financial or technical information, studies, rules, data or analyses, design specifications, and research and development plans), that is disclosed to Consultant by the Company (whether disclosed orally, in writing, or in electronic or other form) during the term of this Agreement. Confidential Information shall not include information that: (i) was generally known to the public as of the Effective Date;
(ii) becomes generally known to the public after the Effective Date other than as a result of the act or omission of Consultant; (iii) was known to Consultant, without restriction on disclosure, prior to the disclosure thereof by the Company, as demonstrated by contemporaneous written evidence of such prior knowledge; (iv) is disclosed to Consultant by a third party without breach thereby of any confidentiality or non-disclosure obligation to the Company; or (v) is required to be disclosed by statute, regulation, court order, subpoena, request for production of documents, administrative order or other process of law; provided, however, that prior to disclosure under (v) above, Consultant shall notify the Company of the required disclosure, allow the Company adequate opportunity to seek, at the


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Company's expense, an appropriate protective order, injunction, or waiver of compliance, and disclose only such information as is necessary to comply with the required disclosure.

4.2  Ownership of Confidential Information.  The Company shall retain
     -------------------------------------
all right, title and interest to the Confidential Information, and disclosure thereof by the Company to Consultant shall not be deemed to grant to Consultant any license or right to use the Confidential Information except incidentally in connection with providing services to the Company hereunder.

4.3  Non-Disclosure Obligation.  Consultant acknowledges the
     -------------------------
competitive value and confidential nature of the Confidential Information and the damage that could result to the Company if the Confidential Information is disclosed to any third party. Consultant agrees to keep the Confidential Information confidential, to use the Confidential Information solely for the purpose of providing services to the Company as contemplated by this Agreement, and not to use the Confidential Information for Consultant's own purposes or in any manner detrimental to the Company.

4.4  Security Measures.  Consultant shall protect the Confidential
     -----------------
Information with security safeguards at least as great as those to which Consultant accords to its own confidential business information. Consultant may disclose Confidential Information to Consultant's agents and employees on a need-to-know basis, provided that Consultant has first executed appropriate written agreements with such agents sufficient to enable Consultant to comply with this Section 4.

4.5  Remedy for Breach.  It is understood and agreed that breach of
     -----------------
this Section 4 by Consultant would cause irreparable harm to the Company and that money damages would be an inadequate remedy for any such breach. The Company shall be entitled to injunctive or other equitable relief as a remedy for any such breach or threatened breach. Consultant agrees to waive any requirement that the Company be required to post a bond or other security for the granting of any equitable relief. No failure or delay in exercising any right, power or privilege under this Section 4 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

4.6  Post-Termination Obligation.  Not later than thirty (30) days
     ---------------------------
after the expiration of this Agreement or upon termination hereof, Consultant shall return to the Company all tangible embodiments of Confidential Information in Consultant's care, custody or control.

5.  Indemnification and Relationship of the Parties.
    -----------------------------------------------

5.1  Limitation of Liability and Indemnification.  Each party hereto
     -------------------------------------------
shall indemnify and hold the other harmless for losses resulting from and to the extent of its own willful misconduct or gross negligence arising from or incident to the performance of services contemplated by this Agreement. Neither the Company nor Consultant shall be responsible for any incidental, indirect, consequential, punitive or special damages (including loss of profits or business interruption) sustained by the other.

5.2  Damages for Failure to Provide Consulting Services.
     --------------------------------------------------
(a) If, during the term of this Agreement, the Consultant fails to provide the intended services (in person, by telephone or by e-mail) to senior management of the Company from time to time upon reasonable advance notice, then the Company shall be entitled to notify Consultant of such failure to perform hereunder and terminate the Agreement, as herein provided.
(b) In the event of termination for cause, the Company shall render payment in full for actual services performed on a pro-rata basis, and any remaining Warrants shall be reduced in quantity on a pro-rata basis.

5.3  Relationship of Parties.  The Company and Consultant agree that
     -----------------------
Consultant shall perform services hereunder as an independent contractor and that Consultant shall retain control over and responsibility for its own operations and personnel. Nothing herein shall create any partnership, agency, employment or similar relationship between the parties. Consultant will not, by reason of this Agreement, be entitled to participate in workers' compensation, retirement, insurance or any benefit under any Company benefit or other employee plan. The Company will not withhold or pay any income or payroll taxes on behalf of Consultant. Neither party, nor their principals or employees, shall have authority to contract in the name of or bind the other, except as expressly agreed to in writing by the parties.



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6.  Conflict of Interest.  The parties specifically acknowledge that
    --------------------
Willis B. Hale, CEO and control shareholder of the Company is a consultant to UniPro with regard to other business situations.

7.  Publicity.
    ---------
Consultant shall permit the Company to use its name in press releases announcing the relationship subject to Consultant's prior review and approval of the text of any proposed press release.

8.  Notices.
    -------
All notices, requests, and other communications hereunder shall be deemed to be duly given if hand delivered or sent by overnight courier with guaranteed next day delivery, by confirmed facsimile transmission, or by U.S. mail, postage prepaid, return receipt requested, addressed to the other party at the address as set forth below: Any notice or other communication hereunder shall be effective upon actual delivery. Either party may change the address or facsimile number to which notices for such party shall be addressed by providing notice of such change to the other party in the manner set forth in this Section 7.

9.  Applicable Law and Forum.
    ------------------------
The laws of the State of Florida shall govern this Agreement, without giving effect to its conflicts of law rules. Jurisdiction and venue for any action or proceeding hereunder shall lie in the state and federal courts located in Palm Beach or Broward Counties. The parties expressly agree that all claims in respect of any such action or proceeding may be heard and determined in any such court and the Company waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

10.  Severability.
     ------------
If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11. Waiver and Remedies. No waiver of any term or condition of this
    -------------------
Agreement shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement, by law or otherwise afforded, will be cumulative and not alternative.

12. No Third Party Beneficiary. The terms and provisions of this
    --------------------------
Agreement are intended solely for the benefit of the parties hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

13. Survival. All provisions hereof that by their nature require
    --------
performance subsequent to the termination of the Agreement shall survive expiration or termination of this Agreement.

14. Attorneys' Fees. If any legal action or any arbitration or other
   ----------------
proceeding is brought for the enforcement or interpretation of this Agreement, the Warrant, or the Registration Rights Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with or related to this Agreement, the Warrant, or the Registration Rights Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs in connection with that action or proceeding, in addition to any other relief to which a party may be entitled, including those incurred on appeal or in bankruptcy proceedings.

15. Assignment. Consultant acknowledges that the services to be
    ----------
rendered are unique and may not be assigned by Consultant without the prior written consent of the Company. This Agreement will inure to the benefit of and be binding upon the parties and their permitted assigns and successors.



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16. Entire Agreement and Amendments. This Agreement contains the
    -------------------------------
entire agreement of the parties relating to the subject matter hereof. This Agreement shall terminate and supersede any prior written or oral agreements or understandings between the parties regarding the subject matter hereof. Any amendments or modifications to this Agreement must be in writing and executed by the party against whom enforcement is sought.

17. Approvals. The parties may rely upon the execution hereof by the
    ---------
other party as evidence that their respective boards of directors have consented hereto by appropriate resolution.

18. Counterparts. This Agreement may be executed in two or more
    ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument. Signatures delivered by electronic facsimile transmission shall be deemed originals.


IN WITNESS WHEREOF, each of the parties has duly executed this Agreement as of the date above written.


Peer Review Mediation and             UniPro Financial Services, Inc.
Arbitration, Inc.

By: /s/_________________________      By: /s/_________________________
    Willis B. Hale, CEO                   Harvey Judkowitz, CEO



======================================================================

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

                   Warrant to Purchase Common Stock
             Of Peer Review Mediation and Arbitration, Inc.

This Warrant is issued by Peer Review Mediation and Arbitration, Inc., a Florida corporation (the "Company") on July 28, 2004 to UniPro Financial Services, Inc. (the "Holder"). This Warrant is issued as partial consideration pursuant to the terms of that certain Consulting Agreement dated as of the date hereof (the "Consulting Agreement") in connection with the Company's retaining Holder as a non-exclusive strategic business development Consultant.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth and compliance with applicable laws, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company up to 25,000 shares of fully paid and non-assessable Common Stock of the Company, (the "Shares") at a price per share of $6.00 (the "Exercise Price").

2. Exercise Period. This Warrant shall be exercisable, in whole or in part during the three-year term commencing on the date hereof (the "Effective Date") and ending at the close of business on the third anniversary of the Effective Date.


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3. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by: (a) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and (b) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

4. Conversion. In lieu of exercising this Warrant pursuant to Section 3, the Holder may elect to convert this Warrant, without the payment by the Holder of any additional consideration, into shares of Common Stock equal to the value of this Warrant (or the portion hereof being cancelled) by surrender of this Warrant to the Secretary of the Company at its principal office together with notice of such election, in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                            X =   Y (A-B)
                                  -------
                                     A

Where: X = The number of shares of Common Stock to be issued to the
           Holder pursuant to this conversion.
       Y = The number of Shares in respect of which the election to convert is made;
       A = The fair market value of one share of the Common Stock at the time the election to convert is made;
       B = The exercise Price (as adjusted to the date of the conversion).

For purposes of this Section 4, the fair market value of one share of Common Stock as of a particular day shall be determined by reference to the average bid and ask price for Common Stock at the close of trading over the five (5) immediately preceding days on which the relevant market is open for trading.

5. Certificates for Shares. Upon the exercise of the purchase or conversion rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within twenty (20) days of the delivery of the subscription notice.

6. Issuance of Shares. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof other than those created by or imposed upon Holder thereof through no action by the Company.

7. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise or conversion of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Exercise Price then in effect.

8. No Stockholder Rights. Prior to exercise or conversion of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or to be notified of stockholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 9 shall limit the right of the Holder to be provided the notices required under this Warrant.

9. Transfer of Warrant. Subject to compliance with applicable federal and state securities laws any other contractual restrictions between the Company and the Holder, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the company and its principal offices, and the payment to the Company of all transfer taxes and other government charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the Holder one or more appropriate new warrants.

10. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

11. Amendments and Waivers. Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of a majority of shares of Common Stock issued or issuable



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upon exercise of Warrants issued pursuant to the Purchase Agreement.
Any waiver or amendment effected in accordance with this Section 12 shall be binding upon each holder of any Shares purchased under this Warrant at the time outstanding, each future holder of all such Shares, and the Company.

12. Effect of Amendment or Waiver. The Holder acknowledges that by the operation of Section 12 hereof, the holders of a majority of shares of Common Stock issued or issuable upon exercise of Warrants issued pursuant to the Purchase Agreement will have the right and power to diminish or eliminate all rights of such Holder under this Warrant.

13. Registration Rights. As provided in paragraph 2.4 of the Consulting Agreement the Company hereby grants to Consultant one "demand right" i.e., the right to request registration at the sole expense of the Company, of the Restricted Shares and or the Warrant Shares granted herein. Unless otherwise prevented from complying with such request by reason of a lack of funds to effectuate same, the Company will cause an appropriate registration as soon as may reasonably be expected. The Company hereby undertakes to "piggyback" the Restricted Shares and the Warrant Shares in the first applicable registration (other than registrations on Form S-8) that it undertakes subsequent to this Agreement's effective date.

14. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

15. Attorneys' Fees. If any action of law or equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

16. Board Approval. The execution of this Warrant Agreement shall be prima facie evidence that same has been duly authorized by appropriate action of the Company's Board of Directors.

17. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

18. Governing Law. This Warrant shall be governed by the laws of the State of Florida without regard to the usual and customary conflict of laws, which may otherwise have been applicable, or the inconvenience of the forum to the Company.


                            Peer Review Mediation and Arbitration, Inc.
                            -------------------------------------------


                            By: /s/_________________________
                                Willis B. Hale, CEO


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